Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made by and between Amtech Systems, Inc. (the “Company”), an Arizona corporation, and Paul J. van der Wansem (the “Executive”), this 21st day of October, 2014.

WHEREAS, pursuant to the Merger Agreement between Company and BTU International, Inc. (“Beta”) dated October 21, 2014 (the “Merger Agreement”), Beta will become a wholly-owned subsidiary of Company; and

WHEREAS, Executive has served as the Chairman and Chief Executive Officer of Beta; and

WHEREAS, Executive’s employment with Beta will be terminated in connection with the closing of the Merger Agreement; and

WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to employ the Executive as a Member of its Management Executive Committee, and the Executive wishes to accept such employment;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms; provisions and conditions set forth in this Agreement, the parties hereby agree:

1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment.

2. TERM. Subject to earlier termination as hereafter provided, this Agreement shall have a one-year term, which term shall commence on the first day after the closing of the Merger Agreement (the “First Day of Employment”) and conclude on the one-year anniversary after the First Day of Employment. The term of this Agreement, which is the period during which the Executive is employed, is hereafter referred to as “the term of this Agreement” or “the term hereof.” For the avoidance of doubt, this Agreement shall have no force or effect until the closing of the Merger Agreement.

3. CAPACITY AND PERFORMANCE.

(a) During the term hereof, the Executive shall serve the Company as a Member of its Management Executive Committee in accordance with the Company’ bylaws. The Executive shall report directly to the Executive Chairman of the Company, and shall comply with the lawful and reasonable directives of the Executive Chairman of the Company (the “Executive Chairman”) and the Board of Directors of the Company (the “Board”). For a period of three (3) years following the First Day of Employment, the Company shall use its best efforts to assure that the nomination of the Executive is included as part of the Company’s slate of directors to be recommended for election by the stockholders at each appropriate annual meeting of the stockholders, provided that the Executive is otherwise eligible for such election, and this obligation of the Company shall survive the termination of this Agreement.

(b) During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform and discharge, faithfully, diligently and to the best of his ability, his duties and responsibilities hereunder. During the term hereof, the Executive’s duties shall include (i) advising the Executive Chairman with respect to the Company’s mergers and acquisitions and divestitures; (ii) maintain communications with Beta management personnel and familiarity with Beta operations sufficient to enable Executive to provide counsel to the Board and the Management Executive Committee with respect to the operation of the Beta business; (iii) provide leadership with respect to the Company’s microwave plans; (iv) in accordance with the Company’s applicable bylaws, serve as a member of the Company’s Management Executive Committee and provide strategic advice, counsel and guidance and participate in meetings of the Management Executive Committee; and (v) and such duties and responsibilities, commensurate with his position and enumerated duties as may from time to time be prescribed by the Executive Chairman or by the Board.

(c) During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Executive Chairman or the Board in writing, which approval shall not be unreasonably withheld; provided, however, that the Executive shall not be prohibited from devoting time to non-business related activities, so long as such activities do not prevent or materially interfere with the Executive’s performance of his obligations hereunder. Except when reasonably required to travel in connection with the performance of his duties under this Agreement, the Executive shall perform his duties under this Agreement primarily at his current office location in the North Billerica, Massachusetts area.

4. COMPENSATION AND BENEFITS. As compensation for all services performed by the Executive under and during the term hereof and subject to performance of the Executive’s duties and of the obligations of the Executive to the Company and its Affiliates, pursuant to this Agreement or otherwise:

(a) Base Salary. During the term hereof, the Company shall pay the Executive a base salary at the rate of Three Hundred Fifty Thousand Dollars ($350,000) per annum, payable in accordance with the payroll practices of the Company for its executives (the “Base Salary.

(b) Stock Options. On the date hereof, Executive shall receive a grant of 30,000 options to purchase common stock of the Company in accordance with the provisions of the Company’s 2007 Employee Stock Incentive Plan (the “Plan”) and the applicable award agreement between Executive and the Company (the “Award Agreement”), such options to vest equally over three (3) years from the date of grant. In accordance with and subject to the terms of the Plan and the Award Agreement, such options shall continue to vest during the term hereof and thereafter while this Agreement or the consulting agreement referenced in Section 19 of this Agreement remains in effect. In the event the Company terminates this Agreement without Cause (as defined below) or the Executive resigns for Good Reason (as defined below), upon the effective date of such termination, all unvested options held by Executive shall immediately vest. In the event this Agreement is terminated by mutual agreement of the Company and the Executive during the term hereof, one third of the unvested options held by the Executive shall immediately vest. The remaining options shall continue to vest while the consulting agreement remains in effect. If the consulting agreement is terminated by the Company without Good Cause or by the Executive for Good Reason (as defined in that agreement), all unvested options then held by the Executive shall immediately vest.

(c) Vacations. During the term hereof, the Executive shall be entitled to up to six (6) weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. Vacation shall otherwise be governed by the policies of the Company, as in effect from time to time.

(d) Other Benefits. During the term hereof and subject to any contribution therefor generally required of executives of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for executives of the Company generally (including, without limitation, the 2015 option grants to executives under the Plan) at the levels and under the terms as determined by the compensation committee of the Company’s Board of Directors in its sole discretion and subject to the terms of the Plan. Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive. In addition, during the term hereof, the Company shall pay Executive, commencing on the First Day of Employment and continuing during the term of this Agreement, an automobile allowance at the rate of One Thousand Five Hundred Dollars ($1,500.00) per month; such payments shall be in lieu of reimbursing the Executive for the business use of the Executive’s personal automobile during the term hereof, and such payments shall not constitute compensation for purposes of any benefit plan maintained by the Company, except as may be otherwise specifically provided in the governing documents of any such plan. In addition, during the term hereof, the Company shall reimburse Executive for the cost of gasoline, routine maintenance and automobile insurance associated with his use of an automobile; provided Executive submits satisfactory documentation as may be specified by the Company. The Executive may continue to use his current office and shall continue to have substantially the same business travel arrangements during the term of this Agreement. The Company shall also permit the Executive to utilize the services of the Executive’s assistant to perform up to six (6) hours per week of services for Executive unrelated to Executive’s performance of his duties under this Agreement, provided such services are not related to activities prohibited by this Agreement.

(e) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any reasonable limit and other reasonable restrictions on such expenses set by the Board and subject to such reasonable substantiation and documentation as may be specified by the Company from time to time.

5. TERMINATION OF EMPLOYMENT. Notwithstanding the provisions of Section 2 hereof, the Executive’s employment hereunder shall terminate under the following circumstances:

(a) Death. In the event of the Executive’s death during the term hereof, the Executive’s employment hereunder shall immediately and automatically terminate. For purposes of this Agreement, the date of termination of the Executive’s employment hereunder is referred to as the “Separation Date.” In such event, the Company shall pay to the Executive’s designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, (i) the Base Salary earned but not paid through the Separation Date, (ii) pay for any vacation time earned but not used through the Separation Date, and (iii) any business expenses incurred by the Executive but that had not yet been reimbursed on the Separation Date, provided that such expenses and the required substantiation and documentation are submitted within ninety (90) days of termination and that such expenses are reimbursable under Company policy (all of the foregoing, “Final Compensation).” The Company shall have no further obligation to the Executive hereunder.

(b) Disability.

(i) The Company may terminate the Executive’s employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder, with or without reasonable accommodation, for ninety (90) consecutive calendar days or an aggregate of one hundred twenty (120) days during any period of three hundred and sixty-five (365) consecutive calendar days. In the event of such termination, the Company shall have no further obligation to the Executive hereunder, other than for payment of Final Compensation.

(ii) The Board may designate another employee to act in the Executive’s place during any period of the Executive’s disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and benefits in accordance with Section 4(d), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under the Company’s disability income plan or until the termination of his employment, whichever shall first occur.

(iii) While receiving disability income payments under the Company’s disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to participate in Company benefit plans in accordance with Section 4(d) and the terms of such plans, until the termination of his employment.

(iv) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on the Executive.

(c) By the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following events shall constitute Cause for termination:

(i) The final written determination by the Board of Directors of the Company, after thirty (30) days’ prior written notice to the Executive and the opportunity for the Executive to be heard by the Board of Directors, that the Executive has materially failed to perform his duties and responsibilities to the Company or any of its Affiliates (other than by reason of disability), or acted in a materially negligent manner with respect to his duties and responsibilities to the Company or any of its Affiliates;

(ii) The final written determination by the Board of Directors of the Company, after thirty (30) days’ prior written notice to the Executive and the opportunity for the Executive to be heard by the Board of Directors, that the Executive has materially breached any material provision of this Agreement or any other agreement with the Company or any of its Affiliates;

(iii) The commission of fraud, embezzlement or theft by the Executive with respect to the Company or its Affiliates; or

(iv) The commission by the Executive of any felony or any other crime involving dishonesty or moral turpitude.

Upon the giving of notice of termination of the Executive’s employment hereunder for Cause, the Company shall have no further obligation to the Executive hereunder, other than for payment of Final Compensation.

(d) By the Executive without Good Reason. The Executive may terminate his employment hereunder at any time upon one (1) months’ notice to the Company. Upon the effective date of such termination of the Executive’s employment hereunder, the Company shall have no further obligation to the Executive hereunder, other than for payment of Final Compensation.

(e) By the Company other than for Cause and by the Executive with Good Reason. The Company may terminate the Executive’s employment hereunder other than for Cause at any time. The Executive may terminate this Agreement for Good Reason at any time. “Good Reason” shall mean any of the following circumstances unless remedied by the Company within thirty (30) days after receipt of written notification from the Executive that such circumstances exist or have occurred: (i) material diminution in the nature or scope of the Executive’s responsibilities, duties or authority; provided, however, that any diminution of the business of the Company or any of its Affiliates shall not constitute Good Reason; (ii) material reduction of the Executive’s compensation and/or benefits; or (iii) any material failure by the Company to comply with any of the material provisions of this Agreement. In the event of such termination by the Company without Cause or by the Executive for Good Reason, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination through the one-year anniversary of the First Day of Employment.

(f) By Mutual Agreement. The Company and the Executive may terminate this Agreement by mutual agreement. In such event, unless the parties agree otherwise, the consulting agreement referenced in Section 19 of this Agreement will become effective.

6. EFFECT OF TERMINATION. The provisions of this Section 6 shall apply to termination pursuant to Section 5 or otherwise.

(a) The benefits specified under the applicable termination provision of Section 5 shall constitute the entire obligation of the Company and its Affiliates to the Executive hereunder.

(b) Except as otherwise provided in this Agreement and by applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive’s employment.

(c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions,

including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof. The Executive recognizes that, except as expressly provided in Section 5, no compensation is earned hereunder after termination of employment.

7. CONFIDENTIAL INFORMATION.

(a) In the course of the term of this Agreement, it is anticipated that the Executive shall have access to Confidential Information (as defined in Section 13) owned by the Company and its Affiliates. The Executive recognizes and acknowledges that included within the Confidential Information are the Company’s confidential commercial information, technology, methods of manufacture, designs, and any computer programs, source codes, object codes, executable codes and related materials, all as they may exist from time to time, and that they are valuable special and unique aspects of the Company’s business. All such Confidential Information shall be and remain the property of the Company. Except as required by his duties to the Company, the Executive shall not, directly or indirectly, either during the term of his employment or at any time thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Information. Upon termination of his employment, the Executive shall promptly deliver to the Company all Confidential Information (including all copies thereof, whether prepared by the Executive or others) which are in the possession or under the control of the Executive. The Executive shall not be deemed to have breached this Section 7 if the Executive shall be specifically compelled by lawful order of any judicial, legislative, or administrative authority or body to disclose any Confidential Information or else face civil or criminal penalty or sanction.

(b) The Executive hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by the Company upon any breach of the terms of this Section 7 by the Executive, and the Executive therefore agrees that the Company, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this Section 7 by injunction or specific performance, and may obtain any other appropriate remedy available in equity.

8. ASSIGNMENT OF RIGHTS TO INTELLECTUAL PROPERTY. The Executive shall promptly and fully disclose all Intellectual Property, as defined in Section 13 below, to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered “work made for hire.”

9. RESTRICTED ACTIVITIES. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates.

(a) The Executive agrees that, except in accordance with his duties under this Agreement on behalf of the Company, he will not during the term of this Agreement or for a period of two years after the end of the term of this Agreement (the “Non-Competition Period”) participate in, be employed in any capacity by, serve as director, consultant, agent or representative for, or have any interest, directly or indirectly, in any enterprise which is engaged in the business of distributing, selling or otherwise trading in products or services which are competitive to any products or services distributed, sold or otherwise traded in by the Company or any of its subsidiaries during the term of the Executive’s employment with the Company, or which are competitive to any products or services being actively developed, with the bona fide intent to market same, by the Company or any of its subsidiaries during the term of the Executive’s employment with the Company. In addition, the Executive agrees that, during the Non-Competition Period, the Executive shall observe the covenants set forth in this Section 9 and shall not own, either directly or indirectly or through or in conjunction with one or more members of his or his spouse’s family or through any trust or other contractual arrangement, a greater than five percent (5%) interest in, either directly or indirectly, any partnership, corporation, or other entity which distributes, sells, or otherwise trades in products which are competitive to any products or services being developed, distributed, sold, or otherwise traded in by the Company or any of its subsidiaries, during the term of this Agreement, or being actively developed by the Company or any of its subsidiaries during the term of this Agreement with the Company with a bona fide intent to market same. Executive further agrees, during the Non-Competition Period, to (i) refrain from directly or indirectly soliciting Company’s vendors, customers or employees, except that the Executive may solicit the Company’s vendors or customers in connection with a business that does not compete with the Company or any of its subsidiaries; and (ii) refrain from initiating, promoting or consulting with any third party with respect to any effort by any third party to acquire beneficial ownership (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) of the voting securities of the Company, or all or a material portion of the assets of the Company and its subsidiaries pursuant to a merger, consolidation, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving the Company or any of its subsidiaries, assisting, encouraging or otherwise participating in any proxy contest with respect to matters submitted to a vote of the Company’s shareholders.

(b) The Executive hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by the Company upon any breach of the terms of this Section 9 by the Executive, and the Executive therefore agrees that the Company, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this section 9 by injunction or specific performance, and may obtain any other appropriate remedy available in equity.

10. NOTIFICATION REQUIREMENT. During the Non-Competition Period, the Executive shall give notice to the Company of each new business activity he plans to undertake which business is the same as or similar to the business of the Company, as soon as reasonably practicable after the Executive finalizes his intention to engage in such activity. The Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under Sections 7, 8 and 9 hereof.

11. ENFORCEMENT OF COVENANTS. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company would be irreparable. The

Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

12. CONFLICTING AGREEMENTS. Each of the Executive and the Company hereby represents and warrants that the execution of this Agreement and the performance of his or its obligations hereunder will not breach or be in conflict with any other agreement to which the Executive or the Company is a party or is bound. The Executive represents and warrants that he is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent.

13. DEFINITIONS. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

(b) “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom any of them plans to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes any information that the Company or, any of its Affiliates have received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

(c) “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s employment that relate to either the Products or any prospective activity of the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.

(d) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

(e) “Products” mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive’s employment.

14. WITHHOLDING. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

15. ASSIGNMENT. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Executive is transferred to a position with any of the Affiliates or in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

16. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision-of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Board of Directors, or to such other address as either party may specify by notice to the other actually received.

19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment. Notwithstanding the foregoing, the Company and the Executive acknowledge that, contemporaneous with the Executive’s and the Company’s executing this Agreement, the Executive and the Company are executing the Consulting Agreement attached hereto as Exhibit A. If during the term hereof the Company terminates this Agreement and the Executive’s employment without Cause or the Executive terminates this Agreement and his employment for Good Reason, then the Company shall pay the Executive the installment amounts provided for in Section 5 of the Consulting Agreement at the times of payment specified in such Section 5 and, for two (2) months, shall permit the Executive to continue to utilize the services of the Executive’s assistant for up to six (6) hours per week of services unrelated to the Executive’s duties under this Agreement, and provided such services are not related to activities prohibited by this Agreement.

20. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

21. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

23. GOVERNING LAW. This contract shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

Amtech Systems, Inc.		Executive

By:	/s/ Fokko Pentinga	/s/ Paul J. van der Wansem
	Fokko Pentinga	Paul J. van der Wansem

Its: President and Chief Executive Officer

[Signature Page to van der Wansem Employment Agreement]